Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of Black Diamond, Inc. (“Black Diamond,” the “Company,” “we,” or “our”). The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the sale (the “POC Disposition”) by Black Diamond and Black Diamond’s wholly owned subsidiary, Ember Scandinavia AB (“Ember”), of their respective equity interests in POC USA, LLC and POC Sweden AB (collectively, “POC”) comprising POC’s business of designing, manufacturing, marketing, distributing and selling advanced-design helmets, body armor, goggles, eyewear, gloves, and apparel for action or “gravity sports,” such as skiing, snowboarding, and cycling pursuant to a Purchase Agreement dated as of October 7, 2015, by and among the Company and Ember, as sellers, and Dainese S.p.A. and Dainese U.S.A., Inc. (collectively, “Dainese”), as purchasers. For a description of the POC Disposition please see Note 1 of the accompanying unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 has been prepared by including the unaudited historical condensed consolidated balance sheet of Black Diamond as of June 30, 2015, adjusted to reflect the pro forma effect as if the POC Disposition had been consummated on that date. The interim unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2015 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 have been prepared by including the Company’s historical condensed consolidated statements of operations, adjusted to reflect the pro forma effect as if the POC Disposition had been consummated on January 1, 2014.

The historical consolidated financial statements referred to above for Black Diamond were included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2015 (unaudited) and Annual Report on Form 10-K for the year ended December 31, 2014, each previously filed with the Securities and Exchange Commission (the “SEC”). The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented herein should be read in conjunction with the historical consolidated financial statements and notes thereto of Black Diamond.

The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the POC Disposition, (b) are factually supportable, and (c) with respect to the statements of operations, have a continuing impact on consolidated results of operations. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information was prepared for information purposes only and is not necessarily indicative of the financial position or results of operations that would have occurred if the POC Disposition had been completed on the dates indicated, nor is it indicative of the future financial position or results of operations of the Company.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information. The accounting for the POC Disposition is dependent upon final balances related to the assets and liabilities at the close date that have yet to progress to a stage where there is sufficient information for a definitive measurement. Due to the fact that the unaudited pro forma condensed consolidated financial information has been prepared based upon preliminary estimates, and account balances other than those on the actual POC Disposition date, the final amounts recorded for the POC Disposition may differ materially from the pro forma condensed consolidated financial information presented.

The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the POC Disposition, including potential restructuring and related general and administrative cost savings. The pro forma adjustments are subject to change and are based upon currently available information.

BLACK DIAMOND, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2015

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Pro Forma Adjustments		Pro Forma

Assets
Current assets
Cash	$34,409	61,135	A	$95,544
Marketable securities	9,925	-		9,925
Accounts receivable, net	25,154	(4,205)	B	20,949
Inventories	62,230	(11,319)	B	50,911
Prepaid and other current assets	7,704	(1,623)	B	6,081
Income tax receivable	1,883	(13)	C	1,870
Deferred income taxes	2,832	(629)	C	2,203
Total current assets	144,137	43,346		187,483

Property and equipment, net	13,558	(1,481)	B	12,077
Other intangible assets, net	22,520	(10,947)	B	11,573
Indefinite lived intangible assets	34,528	(11,832)	B	22,696
Goodwill	40,885	(6,975)	D	33,910
Deferred income taxes	39,246	(3,957)	C	35,289
Other long-term assets	2,492	(57)	B	2,435
Total assets	$297,366	$8,097		$305,463

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$21,426	(5,353)	B	$16,073
Deferred income taxes	130	-		130
Current portion of long-term debt	2,649	(2,649)	B	-
Total current liabilities	24,205	(8,002)		16,203

Long-term debt	19,339	-		19,339
Deferred income taxes	3,822	(3,822)	C	-
Other long-term liabilities	2,257	-		2,257
Total liabilities	49,623	(11,824)		37,799

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-		-
Common stock, $.0001 par value; 100,000 shares authorized;
32,859 and 32,801 issued and 32,763 and 32,704 outstanding	3	-		3
Additional paid in capital	484,115	-		484,115
Accumulated deficit	(230,319)	12,374	E	(217,945)
Treasury stock, at cost	(186)	-		(186)
Accumulated other comprehensive loss	(5,870)	7,547	F	1,677
Total stockholders' equity	247,743	19,921		267,664
Total liabilities and stockholders' equity	$297,366	$8,097		$305,463

See notes to unaudited pro forma condensed consolidated financial information.

BLACK DIAMOND, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Pro Forma Adjustments		Pro Forma
Sales
Domestic sales	$77,403	(9,586)	G	$67,817
International sales	115,737	(25,251)	G	90,486
Total sales	193,140	(34,837)		158,303

Cost of goods sold	118,242	(17,568)	G	100,674
Gross profit	74,898	(17,269)		57,629

Operating expenses
Selling, general and administrative	81,077	(17,042)	G	64,035
Restructuring charge	3,583	-		3,583

Total operating expenses	84,660	(17,042)		67,618

Operating loss	(9,762)	(227)		(9,989)

Other (expense) income
Interest expense, net	(2,684)	202	G	(2,482)
Other, net	(296)	(642)	G	(938)

Total other expense, net	(2,980)	(440)		(3,420)

Loss before income tax	(12,742)	(667)		(13,409)
Income tax benefit	(3,551)	(177)	I	(3,728)
Net loss	$(9,191)	$(490)		$(9,681)

Loss from continuing operations per share:
Basic	$(0.28)			$(0.30)
Diluted	(0.28)			(0.30)

Weighted average shares outstanding:
Basic	32,567			32,567
Diluted	32,567			32,567

See notes to unaudited pro forma condensed consolidated financial information.

BLACK DIAMOND, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Pro Forma Adjustments		Pro Forma
Sales
Domestic sales	$39,090	(4,283)	G	$34,807
International sales	46,252	(9,125)	G	37,127
Total sales	85,342	(13,408)		71,934

Cost of goods sold	53,487	(6,889)	G	46,598
Gross profit	31,855	(6,519)		25,336

Operating expenses
Selling, general and administrative	37,286	(8,059)	G	29,227
Restructuring charge	1,876	-		1,876
Transaction costs	988	(581)	H	407

Total operating expenses	40,150	(8,640)		31,510

Operating loss	(8,295)	2,121		(6,174)

Other expense
Interest expense, net	(1,397)	29	G	(1,368)
Other, net	(159)	(207)	G	(366)

Total other expense, net	(1,556)	(178)		(1,734)

Loss before income tax	(9,851)	1,943		(7,908)
Income tax benefit	(2,729)	562	I	(2,167)
Loss from continuing operations	(7,122)	1,381		(5,741)

Loss from continuing operations per share:
Basic	$(0.22)			$(0.18)
Diluted	(0.22)			(0.18)

Weighted average shares outstanding:
Basic	32,714			32,714
Diluted	32,714			32,714

See notes to unaudited pro forma condensed consolidated financial information.

Black Diamond, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(In thousands, except per share amounts)

1	Description of Transaction

On October 7, 2017, Black Diamond, Inc. (“Black Diamond,” the “Company,” “we,” or “our”) and Black Diamond’s wholly owned subsidiary, Ember Scandinavia AB (“Ember”), sold (“POC Disposition”) their respective equity interests in POC USA, LLC and POC Sweden AB (collectively, “POC”) comprising POC’s business of designing, manufacturing, marketing, distributing and selling advanced-design helmets, body armor, goggles, eyewear, gloves, and apparel for action or “gravity sports,” such as skiing, snowboarding, and cycling pursuant to a Purchase Agreement (the “Purchase Agreement”) dated as of October 7, 2015, by and among the Company and Ember, as sellers, and Dainese S.p.A. and Dainese U.S.A., Inc. (collectively “Dainese”), as purchasers. Under the terms of the Purchase Agreement, Dainese paid $65,000 in cash (before purchase price adjustments of ($440) relating to net working capital and net debt) for the POC Disposition.

2	Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of Black Diamond, which were included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and its Quarterly Report on Form 10-Q for the six months ended June 30, 2015, each previously filed with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 has been prepared by including the unaudited historical condensed consolidated balance sheet of Black Diamond as of June 30, 2015, adjusted to reflect the pro forma effect as if the POC Disposition had been consummated on that date. The interim unaudited pro forma condensed consolidated statement of operations for the six months ended June 31, 2015 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 have been prepared by including the Company’s historical condensed consolidated statements of operations, adjusted to reflect the pro forma effect as if the POC Disposition had been consummated on January 1, 2014.

3	Pro Forma Adjustments

The pro forma adjustments reflect transactions and events that (a) are directly attributable to the POC Disposition, (b) are factually supportable, and (c) with respect to the statements of operations, have a continuing impact on consolidated results of operations. The pro forma adjustments are based on available information and certain assumptions the Company believes are reasonable.

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations:

A	Reflects cash proceeds of the $65,000 sale price (before purchase price adjustments of ($440) relating to net working capital and net debt). This is offset by estimated direct transaction expenses of $2,880 and cash held by POC of $545.

B	Reflects the elimination of assets and liabilities included in the POC Disposition.

C	Reflects the elimination of current and deferred income taxes relating to the assets and liabilities included in the POC Disposition and the related income tax impacts created by the POC Disposition.

D	Reflects the elimination of goodwill based on the relative fair value due to the POC Disposition.

E	Reflects the effect on accumulated deficit related to the estimated gain on sale, the adjustment from accumulated other comprehensive loss, and related tax impacts attributable to the Company due to the POC Disposition.

F	Reflects the adjustment to accumulated other comprehensive loss as a result of substantially liquidating a foreign operation due to the POC Disposition.

G	Reflects the elimination of POC historical revenues and expenses.

Black Diamond, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(In thousands, except per share amounts)

H	Total POC Disposition-related transaction costs of $581 have been incurred by Black Diamond during the six months ended June 30, 2015 and have been removed from the interim unaudited pro forma condensed consolidated statement of operations as they reflect non-recurring charges directly related to the POC Disposition.

I	The income tax effect resulting from the pro forma effect of the POC Disposition based on the statutory tax rates in effect.

4	Gain on Sale

The gain on the POC Disposition, as if the transaction had been completed on June 30, 2015, is estimated at $16,988 with a related tax expense of $2,206. The gain on sale is not considered in the pro forma condensed consolidated statements of operations as it is a nonrecurring credit. The actual amount of the gain will be based on the balances as of the closing date and may differ materially from the pro forma gain amount.